                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

  Ultimate Software Reports 76% Recurring Revenue Growth for the Second Quarter

Weston, FL, July 23, 2003 - Ultimate Software (Nasdaq: ULTI) today announced financial results for its second quarter of 2003. For the quarter ended June 30, 2003, total revenues increased 7% to $14.2 million and recurring revenues increased 76% to $7.1 million versus $13.2 million and $4.0 million, respectively, for the same period last year. Services revenues increased 3% to $5.0 million from $4.9 million for the same period last year. Net loss for the second quarter of 2003 was $2.4 million, or ($0.14) per share, compared with $3.8 million, or ($0.24) per share, for the same quarter of 2002.

         "The 76% increase in recurring revenues we achieved in the second quarter coupled with our containment of operating expenses is a strong indicator that we are progressing well with our strategy to build both financial predictability and profitability through recurring services-based modeling," said Scott Scherr, CEO, president and founder of Ultimate Software.

         "The confidence that investment managers from funds of the stature of Janus Capital Management and Trusco Capital Management have shown by participating in our $11.7 million private placement is further validation of our business plan," added Scherr.

Ultimate Software's financial results teleconference call will be audiocast live at 5:00 p.m. Eastern Time today via World Investor Link at http://www.vcall.com/EventPage.asp?ID=84140 and available for replay at the same Web site address beginning at 9:00 p.m. Eastern Time on Wednesday, July 23, 2003 until October 23, 2003.

Highlights

The following highlights occurred during or after the quarter ended June 30, 2003:

         o Nearly 50% of new customers selected Ultimate Software's Intersourcing, a service/hosting model of UltiPro priced on a per-employee-per-month basis

         o With the acquisition of the Hireworks assets, Ultimate Software extended its eRecruitment functionality and expanded its market opportunity

         o The Company delivered UltiPro 7.0 ahead of schedule, introducing wireless capabilities, enhancing Internet capabilities, and completing the integration of the Hireworks functionality

         o Gartner placed Ultimate Software in the Leaders quadrant of its Magic Quadrant for U.S. Midmarket HRMS, 2003*

         o Days sales outstanding were at an all-time low of 43 days as of June 30, 2003

         o Ultimate Software sold 2,200,000 newly issued shares of its common stock to Janus Capital Management and Trusco Capital Management in a private placement at a price of $5.30 per share

Forward-Looking Statement

Certain statements in this press release are forward-looking statements within the meaning thereof under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company's quarterly operating results, concentration of the Company's product offerings, development risks involved with new products and technologies, competition and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the "Powered by UltiPro" brand. The Company employs 415 professionals who are united in their commitment to developing trend-setting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as The Arizona Diamondbacks/Phoenix Suns, Benihana Restaurants, The Container Store, Elizabeth Arden, Omni Hotels, Ruth's Chris Steak House and SkyWest Airlines. More information on Ultimate Software's products and services can be found at www.ultimatesoftware.com.

*Editor's Note: Magic Quadrant for U.S. Midmarket HRMS, 2003, dated July 15, 2003, by analyst Jim Holincheck

The Magic Quadrant is copyrighted July 2003 by Gartner, Inc. and is reused with permission, which permission should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner, Inc.'s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the "Leaders" quadrant. In some situations, firms in the Visionary, Challenger, or Niche Player quadrants may be the right matches for an enterprise's requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources including other published information and direct analyst interaction. Gartner, Inc. expressly disclaims all warranties, express or implied, of fitness of this research for a particular purpose.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:
Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

                THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                               For the Three Months         For the Six Months
                                                  Ended June 30,              Ended June 30,
                                            -----------------------       -----------------------
                                              2003           2002           2003           2002
                                            --------       --------       --------       --------
Revenues, net:
     License                                $  2,064       $  4,299       $  3,277       $  5,694
     Recurring                                 7,114          4,042         13,974          7,975
     Services                                  5,043          4,904         11,371         10,531
                                            --------       --------       --------       --------
         Total revenues, net                  14,221         13,245         28,622         24,200
                                            --------       --------       --------       --------

Cost of revenues:
     License                                     237            383            480            523
     Recurring                                 2,275          1,965          4,568          3,915
     Services                                  4,057          4,295          8,492          8,853
                                            --------       --------       --------       --------
         Total cost of revenues                6,569          6,643         13,540         13,291
                                            --------       --------       --------       --------

Operating expenses:
     Sales and marketing                       4,209          4,497          8,297          9,035
     Research and development                  4,527          4,335          8,856          8,666
     General and administrative                1,293          1,566          2,909          2,695
                                            --------       --------       --------       --------
         Total operating expenses             10,029         10,398         20,062         20,396
                                            --------       --------       --------       --------
         Operating loss                       (2,377)        (3,796)        (4,980)        (9,487)
Interest expense                                 (75)           (79)          (128)          (151)
Interest and other income                         16             49             36             89
                                            --------       --------       --------       --------
     Net loss                               $ (2,436)      $ (3,826)      $ (5,072)      $ (9,549)
                                            ========       ========       ========       ========

Net loss per share - basic and diluted      $  (0.14)      $  (0.24)      $  (0.30)      $  (0.60)
                                            ========       ========       ========       ========

Weighted average shares outstanding:
     Basic and diluted                        17,517         15,907         17,120         15,896
                                            ========       ========       ========       ========






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                THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                           As of            As of
                                                                          June 30,       December 31,
                                                                            2003             2002
                                                                          --------       ------------
                                    ASSETS
Current assets:
     Cash and cash equivalents                                            $  8,077         $  8,974
     Accounts receivable, net                                                6,675           10,381
     Prepaid expenses and other current assets                               1,604            1,273
                                                                          --------         --------
         Total current assets                                               16,356           20,628

Property and equipment, net                                                  6,131            7,233
Capitalized software, net                                                    1,993            2,753
Other assets, net                                                            1,242              529
                                                                          --------         --------
         Total assets                                                     $ 25,722         $ 31,143
                                                                          ========         ========
                               LIABILITIES AND
                            STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable                                                     $  1,363         $  2,693
     Accrued expenses                                                        4,156            5,529
     Current portion of deferred revenue                                    20,644           20,874
     Current portion of capital lease obligations                              539              767
     Current portion of long term debt                                       1,098              501
                                                                          --------         --------
         Total current liabilities                                          27,800           30,364

Deferred revenue, net of current portion                                     3,339            6,941
Capital lease obligations, net of current portion                              100              361
Long term debt, net of current portion                                          --              845
                                                                          --------         --------
         Total liabilities                                                  31,239           38,511
                                                                          --------         --------

Stockholders' deficit:
     Preferred Stock, $.01 par value                                            --               --
     Series A Junior Participating Preferred Stock, $.01 par value              --               --
     Common Stock, $.01 par value                                              185              168
     Additional paid-in capital                                             75,508           68,602
     Accumulated deficit                                                   (80,156)         (75,084)
                                                                          --------         --------

     Treasury Stock, at cost                                                (1,054)          (1,054)
                                                                          --------         --------
         Total stockholders' deficit                                        (5,517)          (7,368)
                                                                          --------         --------
         Total liabilities and stockholders' deficit                      $ 25,722         $ 31,143
                                                                          ========         ========

